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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 4, 2003
(Date of earliest event reported)

McDATA Corporation
(Exact name of registrant as specified in its charter)

A Delaware Corporation	000-31257	84-1421844
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

380 Interlocken Crescent, Broomfield, Colorado 80021
(Address of principal executive offices, including Zip Code)

Telephone Number (720) 558-9200
(Registrant's telephone number, including area code)

Item 5. Other Events

        The Board of Directors of McDATA Corporation (the "Company") has elected M. Alex Mendez as a Class III Board Member and a member of the Board's Technology Committee. Mr. Mendez, general partner and co-founder of Storm Ventures, is the former Chairman of Sanera Systems, Inc. which was recently acquired by the Company.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDATA Corporation
By:	/s/ THOMAS O. MCGIMPSEY Thomas O. McGimpsey Vice President, General Counsel and Corporate Secretary

Dated: December 4, 2003

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  Item 5. Other Events
SIGNATURE